EXHIBIT 10.3

THIS NOTE, AND THE SECURITIES ISSUABLE PURSUANT TO A CONVERSION OF THIS NOTE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THIS NOTE, AND THE SECURITIES ISSUABLE PURSUANT TO A CONVERSION OF THIS NOTE, HAVE BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE, OR FOR THE SECURITIES ISSUABLE PURSUANT TO A CONVERSION OF THIS NOTE, AS THE CASE MAY BE, UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE HOLDER (CONCURRED IN BY LEGAL COUNSEL FOR THE CORPORATION) THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER

Form of Convertible Subordinated Promissory Note

$	Tualatin, Oregon
As of December 5, 2007

For value received, Bioject Medical Technologies Inc., an Oregon corporation (the “Company”), promises to pay to                                     (the “Holder”) the principal sum of                                                          dollars ($                      ), together with interest thereon as set forth herein (this “Note”).

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.                                      Payment Terms.  The unpaid principal balance from time to time outstanding under this Note shall bear interest at the rate of 8% per annum.  The outstanding principal balance of and accrued but unpaid interest under this Note shall be repaid by the Company on or before May 15, 2009 (the “Maturity Date”) unless prepaid pursuant to the terms hereof.  Except as otherwise provided herein, both principal and interest shall be payable on the Maturity Date in lawful money of the United States of America to the Holder at its offices in 20245 S.W. 95th Ave., Tualatin, OR 97062 (or at such other location as shall be designated by the Holder in a written notice to the Company), in same day funds.

2.                                      Events of Default.  If any of the events specified in this Section 2 shall occur (herein individually referred to as an “Event of Default”), the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived:

(a)                                 Default in the payment of the principal and unpaid accrued interest of this Note when due and payable if such default is not cured by the Company within ten (10) business days after the Holder has given the Company written notice of such default; or

(b)                                 Any breach by the Company of any representation, warranty, or covenant in this Note; provided, that, in the event of any such breach, to the extent such breach is susceptible to cure, such breach shall not have been cured by the Company within ten (10) business days after written notice to the Company of such breach; or

(c)                                  The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated in full or in part, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (v) take any action for the purpose of effecting any of the foregoing; or

(d)                                 Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered, or such case or proceeding shall not be dismissed, discharged or stayed within 60 days of commencement.

Notwithstanding anything to the contrary contained herein, if any of the events described in Sections 2(c) or (d) occur, this Note shall be automatically accelerated and the entire principal and unpaid accrued interest thereon shall immediately become due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

3.                                      Prepayment.  Prior to the Maturity Date, this Note may not be prepaid except with the written consent of Holder.

4.                                      Conversion.

4.1                               Voluntary and Automatic Conversion.

4.1.1                     Holder, at his sole option and upon giving written notice to the Company, may at any time prior to the payment of this Note in full, convert the outstanding principal and unpaid interest under this Note into the number of shares of the Company’s Common Stock equal to the sum of the outstanding principal balance of this Bridge Note plus all accrued and unpaid interest owing under this Bridge Note, divided by $0.75 (as adjusted for stock splits, stock dividends and the like in the same manner as the Exercise Price (as defined in the Warrant, dated the date hereof and issued to Holder) is adjusted pursuant to such Warrant)).

4.1.2                     If a Qualified Financing is completed on or before the Maturity Date, the outstanding principal amount of this Note plus accrued and unpaid interest hereunder shall automatically convert into the securities issued in the Qualified Financing concurrently with the closing of the transaction on the Financing Date at a conversion price per share equal the Financing Price without any other action by Holder.

4.1.3                     For purposes of this Section 4.1, the following terms shall have the definitions set forth below:

“Qualified Financing” means the offering by the Company of shares of equity securities, including units consisting of stock and warrants, resulting in the receipt of cash proceeds by the Company after the date hereof of at least Five Million Dollars ($5,000,000) in the aggregate (the “Minimum Proceeds”) on or prior to the Maturity Date (as defined herein).  For purposes of this Note, Minimum Proceeds shall not be deemed to include the conversion of the principal amount of the Note and any other convertible promissory notes of the Company of like tenor to this Note in an aggregate principal amount not to exceed $1.5 million and accrued and unpaid interest thereon.

“Financing Date” means the date of the closing of the Qualified  Financing pursuant to which the Company receives the Minimum Proceeds.

“Financing Price” shall mean the price per share or unit, as applicable, for the securities issued in the Qualified Financing.

4.2                               Notice of Conversion Pursuant to Section 4.2.  If this Note is converted pursuant to Section 4.1.1, written notice shall be given by the Holder of this Note to the Company at the place where the principal executive office of the Company is located, notifying the Company of Holder’s election to convert. If this Note is automatically converted pursuant to Section 4.1.2, written notice shall be delivered to the Holder of this Note at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying the Holder of the conversion, specifying the conversion price, the principal amount of the Note converted, the amount of accrued interest converted, the date of such conversion and calling upon such Holder to surrender to the Company, in the manner and at the place designated, the Note.

4.3                               Delivery of Stock Certificates; Effect of Conversion.  No fractional shares of preferred stock shall be issued upon conversion of this Note.  Upon conversion of this Note into stock, in lieu of the Company issuing any fractional shares to the Holder, the Company shall pay to the Holder the amount of outstanding principal that is not so converted in cash.  As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Holder of this Note a certificate or certificates for the number of shares of stock or units, as applicable, issuable upon such conversion (rounded down to the nearest whole number, such that no fractional shares shall be issued).  Such certificate or certificates shall bear such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company.  Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.

4.4                               Payment of Expenses and Taxes on Conversion.  The Company shall pay all expenses, taxes (excluding income or franchise taxes) and other charges payable in connection with the preparation, execution, issuance and delivery of stock certificate(s) pursuant to this Section 4, except that, in the event such stock certificate(s) shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer fees, which shall be payable upon the execution and delivery of such stock certificate(s), shall be paid by the Holder hereof to the Company at the time of delivering this Note to the Company upon conversion.

5.                                      Subordination.  To induce one or more lenders to extend credit to the Company, and for the benefit of such lenders, Holder agrees, by its acceptance of this Note, for itself and for each future holder (if any) of this Note, that the obligations evidenced by this Note (the “Subordinated Obligations”) are expressly subordinate and junior in right of payment to all principal amounts of, and accrued interest on (including, without limitation, any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company), each loan agreement, bridge note, revolving credit note, term note and other indebtedness, obligation and liability of the Company under any agreement or contract with any Senior Creditor, the payment or performance of which is expressly secured by a security interest in all or substantially all of the assets of the Company (the “Senior Obligations”).  For purposes of this note, “subordinate and junior in right of payment” shall mean that no part of the Subordinated Obligations shall have any claim to the Company’s assets on a parity with or prior to the claim of the Senior Obligations.  From and after the date of receipt of notice from any Senior Creditor of any default with respect to any of the Senior Obligations, Holder shall not ask for, demand, sue for, take or receive any payments with respect to all or any part of the Subordinated Obligations or any security therefor, whether from the Company or any other source, unless and until the Senior Obligations have been paid in full.  Holder further agrees that upon any distribution of money or assets, or readjustment of the indebtedness of the Company whether by reason of foreclosure, liquidation, composition, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the Subordinated Obligations, or the application of the assets of the Company to the payment or liquidation thereof, the Senior Creditors shall be entitled to receive payment in full in cash of all of the Senior Obligations prior to the payment of any part of the Subordinated Obligations.

6.                                      Assignment.  The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

7.                                      Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

8.                                      Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile (provided that notice is also given under clause (c) below) if sent during normal business hours of the recipient; if not sent during normal business hours of the recipient, then on the next business day, or (c) upon receipt by the party to be notified by nationally recognized overnight courier service.  All communications shall be sent to the party at the address as set forth herein or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

9.                                      Governing Law; Waiver of Jury Trial.  This Note shall be governed by and construed in accordance with the laws of the state of Oregon, exclusive of conflicts of law provisions.  IN THE EVENT OF ANY DISPUTE AMONG OR BETWEEN ANY OF THE PARTIES TO THIS NOTE ARISING OUT OF THE TERMS OF THIS NOTE, THE PARTIES HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS LOCATED IN THE COUNTY OF MULTNOMAH, STATE OF OREGON, OR THE UNITED STATES DISTRICT COURTS FOR THE DISTRICT OF OREGON FOR RESOLUTION OF SUCH DISPUTE, AND AGREE NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION OR SEEK TO TRANSFER ANY ACTION RELATING TO SUCH DISPUTE TO ANY OTHER JURISDICTION. THE COMPANY AND THE HOLDER AGREE TO ACCEPT SERVICE OF PROCESS PURSUANT TO THE PROCEDURES SET FORTH IN SECTION 8.  THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE.

10.                               Heading; References.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.  Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

IN WITNESS WHEREOF, each of the Company and Holder has executed this Convertible Promissory Note as of the date first above written.

Bioject Medical Technologies Inc.

By:	/s/ Ralph Makar
Name:	Ralph Makar
Title:	President and CEO
Address: 20245 S.W. 95th Ave,
Tualatin, OR 97062
Facsimile Number: 503-692-6698

By:
Name:	James C. Gale
Title:	Managing Director

Address of Holder:
152 W. 57th Street, 19th Floor
New York, NY 10019